Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Third Quarter of 2020

Net income was $4.5 million in the third quarter of 2020. Year-to-date net income was $10.1 million.

Conference Call on Friday, October 30, 2020, at 10:00 a.m. Eastern Time

Richmond, VA, October 30, 2020 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the third quarter and first nine months of 2020.

Financial HIGHLIGHTS

•	Net income was $4.5 million for the quarter ended September 30, 2020, compared with net income of $4.2 million in the second quarter of 2020 and net income of $4.6 million in the third quarter of 2019.
•	Net income for the first nine months of 2020 was $10.1 million, a decrease of $1.6 million from $11.7 million for the first nine months of 2019, as the provision for loan losses in 2020 was $4.1 million higher than in 2019 due to the economic uncertainties created by the coronavirus (COVID-19) pandemic.
•	Net interest income was $12.7 million for the third quarter of 2020, a linked quarter increase of $353,000, or 2.9%.
•	Interest on deposits declined $568,000 on a linked quarter basis and the associated cost declined from 1.20% to 0.96%.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $12.4 million, or 1.1%, during the third quarter of 2020 and $119.4 million, or 11.3%, since year end 2019.
•	Loans, net of fees, that the Bank originated during the second quarter under the Paycheck Protection Program (“PPP”) of the Small Business Administration (“SBA”) were $85.1 million at September 30, 2020 and $83.5 million at June 30, 2020.
•	Deposits grew $5.7 million during the third quarter of 2020 as checking, money market and savings accounts grew by $28.5 million and more costly certificates of deposit accounts declined by $22.8 million.
•	Checking, money market and savings accounts grew $192.9 million during the first nine months of 2020 while certificates of deposit increased only $13.0 million.
•	Net interest margin was 3.35% in the third quarter of 2020 compared with 3.40% in the second quarter of 2020 and 4.02% in the third quarter of 2019. The third quarter 2019 margin, and thus, net income, was boosted by a $1.1 million payoff within the PCI portfolio that went directly to income.
•	The Company provided COVID-19 related payment relief on loans totaling $176.9 million during the first and second quarters of 2020. As of September 30, 2020 payment has resumed on $74.8 million of those loans and the Company has re-extended such relief on $33.7 million of those loans.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The underlying fundamentals for the Bank show positive trends despite the lingering effect of the pandemic. We continue to assist customers with PPP loans and other means of assistance which takes a tremendous amount of time and effort by our lending teams. Still, we managed robust loan growth year to date and have managed to keep credit quality strong as nonperforming assets have had significant decreases both year to date and year over year.”

Smith added, “We are very positive about where we are and where we are going despite the headwinds of the rate environment and COVID issues. The margin should begin to rebound as we have significant repricing of our certificates of deposits for the next several quarters, which will bring decreases in our cost of funds. That combined with the payoff of the low rate PPP loans will have a positive impact on our net interest margin going forward. We also continue to expand and grow our digital banking platforms. In September, we introduced Zelle our new real-time person to person (P2P) payment system that is fully integrated with our internet and mobile banking applications. Both our digital platform and Customer Service Center continue to experience double digit growth, which contributes to improvements in our operating efficiency.”

Smith concluded, “Because of the positive trends, it is appropriate to reinstate our stock repurchase program. As our capital levels are more than sufficient given the quality of the balance sheet, we are also pleased to announce an increase in our quarterly dividend from $0.05 to $0.06 effective with the next quarterly dividend.”

RESULTS OF OPERATIONS

Overview

Linked Quarter Basis

Net income was $4.5 million for the third quarter of 2020, compared with net income of $4.2 million in the second quarter of 2020. Earnings per common share were $0.20 basic and fully diluted for the third quarter of 2020 and $0.19 basic and $0.18 fully diluted for the second quarter of 2020. Comparative net income was affected by several factors. There was no provision for loan losses in the third quarter of 2020 compared with a provision of $900,000 in the second quarter of 2020. Additionally, net interest income increased by $353,000 in the third quarter compared with the second quarter of 2020. Offsetting these improvements to net income were an increase of $653,000 in noninterest expenses, which were impacted in the second quarter of 2020 by internal loan origination costs related to PPP loan volume, a decrease of $144,000 in noninterest income, due to lower securities gains, and an increase in income tax expense of $100,000. Details of the linked quarter financial performance of the Company are presented below.

Year-over-Year Nine Months

Net income for the first nine months of 2020 was $10.1 million, or $0.45 per common share, basic and fully diluted. This is a decrease of $1.6 million, or 13.5%, when compared with net income of $11.7 million, or $0.52 basic and diluted earnings per share, for the first nine months of 2019. The decrease was primarily the result of the provision for loan losses of $4.2 million for the first nine months of 2020 compared with $125,000 for the same period in 2019. The level of provision in 2020 was recorded to reflect the business and market disruptions arising from the COVID-19 pandemic. Also declining on a year-over-year nine month basis was a decrease of $233,000 in net interest income. Offsetting these decreases to net income were a decrease of $2.1 million in noninterest expenses, primarily from a reduction in salaries and employee benefits of $1.1 million, due primarily to internal loan origination costs as noted above, an increase of $447,000 in noninterest income, which was driven by an increase of $484,000 in mortgage loan income, and a decrease of $224,000 in income tax expense. Details on the drivers of these year-over-year changes are presented below.

Year-over-Year Third Quarter

Net income in the third quarter of 2020 decreased $97,000 when compared to the same period in 2019. Net income was $4.5 million in the third quarter of 2020, with earnings per share of $0.20 basic and fully diluted. Net income for the third quarter of 2019 was $4.6 million, with earnings per share of $0.21 basic and $0.20 fully diluted. The decrease in net income was driven by a decrease of $1.9 million in interest income, primarily from a $1.1 million payoff within a loan pool in the PCI portfolio, with no carrying value, and thus resulted in the entire payment being recognized as interest income. Additionally, noninterest income declined a nominal $39,000 year-over-year and income tax expense increased by $56,000. Offsetting these decreases to net income were a decrease of $1.2 million in interest expense and a decrease of $704,000 in noninterest expenses. The decrease in noninterest expenses was mainly the result of a nonperforming loan of $4.0 million that was migrated to other real estate owned (OREO) in the third quarter of 2019. As a part of this transaction the Bank paid delinquent real estate taxes in the amount of $624,000 on this property. Details of the year-over-year financial performance of the Company are presented below.

The following table presents summary income statements for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019 and for the nine months ended September 30, 2020 and September 30, 2019.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)

	For the three months ended			For the nine months ended
	30-Sep-20	30-Jun-20	30-Sep-19	30-Sep-20	30-Sep-19
Interest income	$15,549	$15,751	$17,460	$47,246	$49,172
Interest expense	2,836	3,391	4,041	9,935	11,628
Net interest income	12,713	12,360	13,419	37,311	37,544
Provision for loan losses	-	900	-	4,200	125
Net interest income after provision for loan losses	12,713	11,460	13,419	33,111	37,419
Noninterest income	1,472	1,616	1,511	4,423	3,976
Noninterest expense	8,526	7,873	9,230	24,993	27,061
Income before income taxes	5,659	5,203	5,700	12,541	14,334
Income tax expense	1,143	1,043	1,087	2,450	2,674
Net income	$4,516	$4,160	$4,613	$10,091	$11,660

EPS Basic	$0.20	$0.19	$0.21	$0.45	$0.52
EPS Diluted	$0.20	$0.18	$0.20	$0.45	$0.52
Fully Diluted share count	22,503	22,508	22,561	22,534	22,475

Return on average assets, annualized	1.12%	1.06%	1.29%	0.87%	1.10%
Return on average equity, annualized	11.04%	10.46%	12.24%	8.39%	10.71%

2

Net Interest Income

Linked Quarter Basis

Net interest income was $12.7 million for the quarter ended September 30, 2020. This was a linked quarter increase of $353,000, or 2.9%. Interest and dividend income on a linked quarter basis decreased $202,000, or 1.3%, to $15.5 million for the third quarter of 2020. Interest income with respect to loans, excluding PCI loans, decreased $252,000, or 1.9%, during the third quarter of 2020 when compared with the second quarter of 2020. This decline in interest and fees on loans during the quarter was due to a decrease in the yield on loans, which declined from 4.55% in the second quarter of 2020 to 4.33% in the third quarter of 2020. The average balance of loans, excluding PCI loans, increased by $23.4 million, or 2.0%, on a linked quarter basis, to $1.169 billion. The yield on loans for the third quarter of 2020 was lowered by the effects of a full quarter of loans originated under the PPP program, which carry an interest rate of 1.00%. PPP loans, net of fees, totaled $85.1 million at September 30, 2020 and $83.5 million at June 30, 2020. Interest income with respect to PCI loans was $1.0 million in the third quarter of 2020, and the corresponding yield was 13.21%. In the second quarter of 2020 income on PCI loans was $1.1 million with a yield of 14.01%. As a result of the aforementioned activity, the yield on all loans decreased from 4.80% in the second quarter of 2020 to 4.55% in the third quarter of 2020. Interest income on securities increased $70,000 on a linked quarter basis and was $1.7 million in the third quarter of 2020. Interest bearing bank balances reflect an increase of $80,000 in income recognized for the third quarter when compared to the second quarter of 2020.

Interest income on securities on a tax-equivalent basis equaled $1.8 million for the third quarter of 2020, an increase of $69,000 from the second quarter of 2020. The tax-equivalent yield on the securities portfolio was 2.89% in the third quarter of 2020 and 2.88% in the second quarter of 2020 based on a 21.0% income tax rate. As a result of these changes in rate and volume, the yield on earning assets declined from 4.33% in the second quarter of 2020 to 4.09% in the third quarter of 2020.

Interest expense of $2.8 million in the third quarter of 2020 was a decrease of $555,000, or 16.4%, on a linked quarter basis. Interest on deposits decreased $568,000, or 17.9%. The cost of interest bearing deposits decreased from 1.20% in the second quarter of 2020 to 0.96% in the third quarter of 2020. This trend should continue in the fourth quarter of 2020 as $147.3 million in certificates of deposit, or 24.1% of all certificates, will mature. These deposits were paying a weighted average rate of 1.52% at September 30, 2020. Interest on borrowed funds, both short term and FHLB borrowings, increased $13,000, or 6.2%. The cost of these borrowings increased nominally, from 1.15% in the second quarter of 2020 to 1.19% in the third quarter of 2020. The Company’s cost of interest bearing liabilities of 0.97% in the third quarter of 2020 was a decrease of 22 basis points from the prior quarter.

With the changes in net interest income noted above, the tax-equivalent net interest margin decreased from 3.40% in the second quarter of 2020 to 3.35% in the third quarter of 2020. The interest spread was 3.12% for the current quarter compared with 3.14% in the prior quarter. Excluding PPP loans from the net interest margin calculation would have resulted in a margin of 3.39% for the third quarter of 2020 compared with the actual margin of 3.35%. The yield on the loan portfolio would have been 4.47% excluding PPP loans versus the actual yield of 4.33% with PPP loans, and the yield on earning assets would have been 4.18% without PPP loans as opposed to the actual yield of 4.09% that included PPP loans.

Year-over-Year Nine Months

Net interest income was $37.3 million for the first nine months of 2020. This is a slight decrease of $233,000, or 0.6%, from net interest income of $37.5 million for the first nine months of 2019. Interest and dividend income declined by $1.9 million over this time frame. Interest and dividend income was impacted by volume increases offset by a decline in yield. First, there was an increase of $612,000, or 1.6%, in interest and fees on loans, which increased as a result of growth of $111.0 million, or 10.9%, in the average balance of loans in 2020 over 2019. The yield on loans declined from 5.03% for the first nine months of 2019 to 4.59% for the same period in 2020. A portion of this decrease is attributable to the addition of $85.1 million in PPP loans net of fees during the second and third quarters of 2020 at a rate of 1.00%. Interest and fees on PCI loans declined by $1.8 million, or 36.0%. Part of this decline is related to payoffs within charged-off loan pools within the PCI portfolio. The yield on the PCI portfolio was 13.71% for the first nine months of 2020 compared with 17.70% for the same period in 2019. Interest on deposits in other banks declined by $69,000. Interest and dividends on securities declined by $699,000 in the first nine months of 2020 compared with the same period in 2019. The yield on earning assets was 4.38% for the first nine months of 2020, a decline of 64 basis points from 5.02% in the first nine months of 2019. The yield on total loans, which includes PCI loans and PPP loans, declined from 5.48% for the first nine months of 2019 to 4.83% for the same period in 2020. The return on interest bearing bank balances declined from 2.55% to 0.66%, while the tax-equivalent yield on the securities portfolio declined from 3.25% for the first nine months of 2019 to 2.95% for the first nine months of 2020.

Interest expense of $9.9 million for the first nine months of 2020 was a decrease of $1.7 million, or 14.6%, from interest expense of $11.6 million for the first nine months of 2019. The cost of interest bearing liabilities decreased from 1.44% for the first nine months of 2019 to 1.17% for the same period in 2020. Interest on deposits decreased $1.3 million due to a decline in the rate paid from 1.39% for the first nine months of 2019 to 1.16% for the first nine months of 2020. Over the next 12 months, $480.7 million in certificates of deposit, or 78.8% of total certificates, will reprice, and these certificates were paying a weighted average rate of 1.28% at September 30, 2020. The average balance of interest bearing liabilities increased over this time frame by $45.7 million. Short term borrowing expense decreased by $60,000, and the cost of FHLB and other borrowings decreased by $327,000, or 32.0%, as the rate paid decreased from 2.09% for the first nine months of 2019 to 1.30% for the first nine months of 2020.

3

The changes noted to interest income and interest expense led to a decline in the net interest margin from 3.84% for the first nine months of 2019 to 3.48% for the same period in 2020. The interest spread also declined over this time frame from 3.58% in 2019 to 3.21% in 2020. Excluding PPP loans from the net interest margin calculation would have resulted in a margin of 3.49% for the first nine months of 2020 compared with the actual margin of 3.48%. The yield on the loan portfolio would have been 4.68% excluding PPP loans versus the actual yield of 4.59% with PPP loans, and the yield on earning assets would have been 4.44% without PPP loans as opposed to the actual yield of 4.38% that included PPP loans.

Year-Over-Year Third Quarter

Net interest income decreased $706,000, or 5.3%, from the third quarter of 2019 to the third quarter of 2020. Net interest income was $12.7 million in the third quarter of 2020 compared with $13.4 million for the same period in 2019. Interest and dividend income decreased $1.9 million, or 10.9%, over this time period. In the third quarter of 2019 a $1.1 million payoff was received within a loan pool in the PCI portfolio, with no carrying value, and thus resulted in the entire payment being recognized as interest income. Interest and fees on loans decreased by $427,000, or 3.2%, driven by a decrease in rate. Interest and fees on PCI loans, affected by the $1.1 million payoff previously noted, decreased by $1.4 million, and was $962,000 in the third quarter of 2020. Securities income decreased by $138,000, and interest on deposits in other banks increased by $34,000.

The average balance of the loan portfolio, excluding PCI loans, increased by $131.9 million, year over year and averaged $1.169 billion for the third quarter of 2020. The PCI portfolio declined $6.5 million during the year-over-year comparison period. The average balance of total earning assets increased $184.7 million, or 13.9%, from the third quarter of 2019 to the third quarter of 2020. The yield on earning assets decreased from 5.23% in the third quarter of 2019, boosted by the $1.1 million PCI payment, to 4.09% in the third quarter of 2020. The yield on earning assets was the culmination of decreases in the yield on all loans, from 5.74% in the third quarter of 2019 to 4.55% in the third quarter of 2020, in the tax-equivalent yield on securities, from 3.17% in the third quarter of 2019 to 2.89% in the third quarter of 2020, and in the yield on interest bearing bank balances, from 2.58% to 0.68% year over year. Income on interest bearing bank balances increased $34,000 as a result of an increase of $57.1 million in the average balance in the third quarter of 2020 as compared with the same period one year ago.

Interest expense decreased $1.2 million, or 29.8%, when comparing the third quarter of 2020 and the third quarter of 2019. Interest expense on deposits decreased $1.1 million, or 29.3%, as the cost declined from 1.45% in the third quarter of 2019 to 0.96% for the same period in 2020. The average balance of interest bearing deposits increased $70.0 million, or 6.9%. This growth was from non-maturity deposit sources. First, there was an increase of $45.8 million, or 29.5%, in the average balance of interest bearing checking, which averaged $201.0 million in the third quarter of 2020. Additionally, there was an increase of $43.9 million in the average balance of savings and money market accounts from the third quarter of 2019 to the same period in 2020. Offsetting these increases was a decrease in the average balance of time deposits of $19.8 million, to $612.8 million for the third quarter of 2020. FHLB and other borrowings benefited from a decrease in cost from 1.99% in the third quarter of 2019 to 1.19% in the third quarter of 2020. All of the above contributed to the reduction of interest expense for interest-bearing liabilities by $1.2 million despite an increase in the average amount outstanding of $77.4 million. The amount of liquidity in the banking system, along with lower interest rates and a shift in deposit balances decreased the cost of interest bearing liabilities from 1.49% in the third quarter of 2019 to 0.97% in the third quarter of 2020.

The tax-equivalent net interest margin decreased 67 basis points, from 4.02% in the third quarter of 2019 to 3.35% in the third quarter of 2020. Likewise, the interest spread decreased from 3.74% to 3.12% over the same time period.  The decrease in the margin was precipitated by a greater decrease in the yield on earning assets of 114 basis points compared with a decline in the cost of interest bearing liabilities of 52 basis points.

4

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019 and for the nine months ended September 30, 2020 and September 30, 2019.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)

	For the three months ended
	30-Sep-20	30-Jun-20	30-Sep-19
Average interest earning assets	$1,517,374	$1,468,702	$1,332,698
Interest income	$15,549	$15,751	$17,460
Interest income - tax-equivalent	$15,641	$15,844	$17,555
Yield on interest earning assets	4.09%	4.33%	5.23%
Average interest bearing liabilities	$1,156,089	$1,138,908	$1,078,722
Interest expense	$2,836	$3,391	$4,041
Cost of interest bearing liabilities	0.97%	1.19%	1.49%
Net interest income	$12,713	$12,360	$13,419
Net interest income - tax-equivalent	$12,805	$12,453	$13,514
Interest spread	3.12%	3.14%	3.74%
Net interest margin	3.35%	3.40%	4.02%

	For the nine months ended
	30-Sep-20	30-Sep-19
Average interest earning assets	$1,443,925	$1,318,014
Interest income	$47,246	$49,172
Interest income - tax-equivalent	$47,521	$49,505
Yield on interest earning assets	4.38%	5.02%
Average interest bearing liabilities	$1,129,625	$1,080,395
Interest expense	$9,935	$11,628
Cost of interest bearing liabilities	1.17%	1.44%
Net interest income	$37,311	$37,544
Net interest income - tax-equivalent	$37,586	$37,877
Interest spread	3.21%	3.58%
Net interest margin	3.48%	3.84%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, in the third quarter of 2020. There was a provision of $900,000 recorded during the second quarter of 2020. There was no provision for loan losses for the third quarter of 2019. For the first nine months of 2020, there was a total provision for loan losses of $4.2 million compared with $125,000 for the same period in 2019.

The provisions recorded in each of the first and second quarters of 2020 was due to the heightened risks associated with the loan portfolio that resulted from the economic impact of the rapidly evolving effects of the COVID-19 stay-at-home orders, business shut-downs and increased unemployment. Lenders reviewed each loan within the portfolio during each period to identify those borrowers that management believed to be possibly impacted by the current state of the economy. Loans identified with increased risk were aggregated by loan type. This analysis indicated a risk grade migration in a number of loan categories that led to a heightened risk level in the loan portfolio. The impact of the loans’ risk grade migration was applied to the allowance for loan loss calculation, which led to the provision for loan losses for each of the first two quarters of 2020. The Company determined that no provision was necessary for the third quarter of 2020 after a similar analysis and review process for the quarter. The portfolio at September 30, 2020 reflects stabilization within the loan portfolio and appropriate coverage ratios of the allowance to nonperforming assets.

With respect to the PCI portfolio, no provision was taken during the third quarter of 2020, the second quarter of 2020 or the third quarter of 2019 due to the stable nature of the portfolio’s performance and its declining balances over time as the portfolio amortizes. Likewise, for the first nine months of 2020 and 2019 there was no provision recorded with respect to the PCI loan portfolio. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.5 million for the third quarter of 2020, a $144,000 decrease compared with $1.6 million for the second quarter of 2020. Gain (loss) on securities transactions, net were a gain of $78,000 in the third quarter of 2020 compared with a gain of $242,000 in the second quarter of 2020. This is a decrease of $164,000 on a linked quarter basis. Mortgage loan income of $228,000 was a decrease of $145,000 on a linked quarter basis. Offsetting these linked quarter decreases was an increase of $86,000 in other noninterest income, which was $382,000 in the third quarter of 2020. The increase was attributable to a $33,000 increase in swap fee income and a $130,000 increase in partnership investment income. These increases were partially offset by a decrease of $78,000 in brokerage commission income. Also, service charges and fees increased $81,000 on a linked quarter basis and were $613,000 for the third quarter of 2020.

5

Year-Over-Year Nine Months

Noninterest income was $4.4 million for the first nine months of 2020, an increase of $447,000, or 11.2%, over noninterest income of $4.0 million for the first nine months of 2019. Mortgage loan income was $822,000 for the first nine months of 2020, an increase of $484,000 over the same period in 2019. This increase was created by continuity among the mortgage team, coupled with attractive rates and increased referrals within the Bank. Other noninterest income was $974,000 for the first nine months of 2020, an increase of $230,000 over the same period in 2019. The increase was primarily the result from 2020 activity that included a $64,000 gain on the extinguishment of a FHLB borrowing combined with a $261,000 increase in swap fee income. These items were partially offset by a decrease of $120,000 from non-recurring insurance proceeds received in 2019. Gain on sale of loans was $11,000 for the first nine months of 2020 compared with none for the same period in 2019. Offsetting these increases to noninterest income were a decline of $257,000 in service charges and fees, resulting from reduced transaction volumes created by the COVID-19 pandemic stay-at-home orders, and a decrease of $28,000 in income on bank owned life insurance.

Year-Over-Year Third Quarter

Noninterest income of $1.5 million in the third quarter of 2020 was a decrease of $39,000, or 2.6%, below the third quarter of 2019. Service charges on deposit accounts of $613,000 in the third quarter of 2020 decreased by $145,000, or 19.1%, year over year, again due to the effects of the COVID-19 pandemic. Income on bank owned life insurance was $171,000 in the third quarter of 2020, a decrease of $10,000 year over year. Offsetting these decreases to noninterest income was an increase in mortgage loan income, which was $228,000 in the third quarter of 2020 compared with $176,000 in the third quarter of 2019. Other noninterest income was $382,000 in the third quarter of 2020 compared with $346,000 in the third quarter of 2019, an increase of $36,000. Gains on securities transactions of $78,000 in the third quarter of 2020 were an increase of $28,000 compared with the same quarter in 2019.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.5 million for the third quarter of 2020, as compared with $7.9 million for the second quarter of 2020, an increase of $653,000, or 8.3%. Salaries and employee benefits in the third quarter of 2020 were $5.0 million compared with $4.6 million in the second quarter of 2020. This is an increase of $428,000, or 9.3%, on a linked quarter basis. The primary reasons for the increase were reductions that occurred in the second quarter of 2020 under applicable accounting standards to recognize the costs associated with the origination of each loan during the quarter. This credit is netted against the associated loan fee, and the difference is recorded as deferred income and recognized as a yield adjustment over the life of the individual loans. While this is routinely performed for every loan that the Bank originates, the volume of loans booked during the second quarter of 2020 far exceeded those of the third quarter of 2020. The $83.5 million of PPP loans, net of fees, at June 30, 2020 constituted 741 loans booked and resulted in $559,000 in costs. A nominal amount and number of PPP loans were originated in the third quarter of 2020, increasing the balance of those loans to $85.1 million at September 30, 2020. Other real estate expenses, net increased $91,000 on a linked quarter basis and were $87,000 in the third quarter of 2020. Data processing fees increased by $83,000 on a linked quarter basis and were $656,000 in the third quarter of 2020. FDIC assessment increased by $18,000 on a linked quarter basis as a result of an increase in the assessment base of average total assets minus average tangible equity. Occupancy expenses were $815,000 in the third quarter of 2020, an increase of $37,000 on a linked quarter basis. Other operating expenses increased by $11,000 and were $1.4 million in the third quarter of 2020. Equipment expense of $330,000 reflects a linked quarter decrease of $15,000.

Year-over-Year Nine Months

Noninterest expenses were $25.0 million for the nine months ended September 30, 2020, a decrease of $2.1 million, or 7.6%, year over year. Other real estate expenses, net were $89,000 for the first nine months of 2020 and decreased by $573,000 versus the same period in 2019. In the third quarter of 2019 a nonperforming loan was migrated to OREO and as part of the process the Bank paid $624,000 in real estate taxes on the property. Salaries and employee benefits declined $1.1 million, or 7.1%. In addition to the internal loan costs relating to the origination of PPP loans, the closure of two branch offices in 2019 have positively affected salaries as well as other expense categories in 2020, namely occupancy and equipment expenses. Occupancy expenses were $242,000 lower, equipment expenses were $105,000 lower, and other operating expenses decreased $230,000. FDIC assessment was $455,000 for the first nine months of 2020 and increased $139,000 over the same period in 2019 mainly due to a $165,000 assessment credit received by the FDIC in 2019. Data processing fees were $1.8 million for the first nine months of 2020, an increase of $80,000 when compared with the same period in 2019.

6

Year-Over-Year Third Quarter

Noninterest expenses were $8.5 million for the third quarter of 2020. This is a decrease of $704,000 from noninterest expenses of $9.2 million for the third quarter of 2019. The primary reason for the decline resulted from a decrease in other real estate expenses, net, which were $87,000 in the third quarter of 2020 compared with $565,000 for the same period in 2019. In addition, loan migration to OREO resulted in the Bank paying $624,000 in real estate taxes during the third quarter of 2019. Salaries and employee benefits declined $248,000, or 4.7%. Also decreasing for the period were other operating expenses, which decreased $165,000, and equipment expense, which was $47,000 lower. Offsetting these decreases were increases of $170,000 in FDIC assessment, which was $174,000 in the third quarter of 2020, and $62,000 in data processing expenses, which were $656,000 in the third quarter of 2020.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019.

OTHER OPERATING EXPENSES

(Unaudited)

(Dollars in thousands)

	For the three months ended
	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19
Bank franchise tax	$237	$237	$237	$220	$220
Stationery, printing and supplies	167	185	169	155	152
Marketing expense	79	111	96	89	117
Credit expense	71	162	178	86	229
Outside vendor fees	177	190	237	223	152
Other expenses	692	527	603	668	718
Total other operating expenses	$1,423	$1,412	$1,520	$1,441	$1,588

Income Taxes

Income tax expense was $1.1 million for the third quarter of 2020, compared with income tax expense of $1.0 million and $1.1 million for the second quarter of 2020 and third quarter of 2019, respectively. For the first nine months of 2020, income tax expense was $2.5 million compared with $2.7 million for the first nine months of 2019. The effective tax rate for the third quarter of 2020 was 20.2% compared with 20.0% in the second quarter of 2020 and 19.1% for the third quarter of 2019. For the first nine months of 2020, the effective tax rate was 19.5% compared with 18.7% for the same period in 2019. The increase in the effective tax rate in 2020 compared with 2019 is the result of a lower level of tax-free municipal bond interest income.

FINANCIAL CONDITION

Total assets increased $191.4 million, or 13.4%, to $1.622 billion at September 30, 2020 when compared to December 31, 2019. Total loans, excluding PCI loans, were $1.178 billion at September 30, 2020, increasing $119.4 million, or 11.3%, from year end 2019. Since September 30, 2019, total loans, excluding PCI loans, grew $143.2 million, or 13.8%. Total PCI loans were $27.1 million at September 30, 2020 versus $32.5 million at December 31, 2019.

The Company provided COVID-19 related payment relief on loans totaling $176.9 million during the first and second quarters of 2020. PCI loans comprised $12.8 million of this total. As of September 30, 2020, payment has resumed on $74.8 million of these loans, of which PCI comprised $1.7 million. The Company re-extended this payment relief on $33.7 million of these loans, none of which were within the PCI portfolio.

Loans net of fees that the Bank originated under the PPP grew $1.6 million during the third quarter and were $85.1 million at September 30, 2020. There were PPP loans of $83.5 million outstanding at June 30, 2020. All of these balances are included in commercial loans. As a result of the economic conditions that existed during the second and third quarters of 2020, commercial loans, excluding PPP loans, declined by $18.9 million from December 31, 2019. Commercial loan balances, excluding PPP balances, declined by $7.2 million during the third quarter of 2020. Commercial real estate loans, the largest category of loans at $452.7 million, or 38.4% of gross loans outstanding, increased $8.8 million, or 2.0%, during the third quarter of 2020. This category has increased $55.8 million, or 14.1%, year to date and $59.6 million, or 15.2%, year over year. Construction and land development loans, totaling $159.8 million, grew by $8.2 million, or 5.4%, during the third quarter of 2020 and by $13.2 million since year end 2019 and $28.8 million, or 22.0%, since September 30, 2019. Residential 1 – 4 family loans declined during the third quarter of 2020 by $1.4 million and ended the period at $204.4 million, or 17.4% of the portfolio. This category declined by $19.2 million during the first nine months of 2020 and $17.6 million since September 30, 2019.

7

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at September 30, 2020, June 30, 2020, December 31, 2019 and September 30, 2019.

LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	30-Sep-20		30-Jun-20		31-Dec-19		30-Sep-19
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$204,366	17.35%	$205,787	17.66%	$223,538	21.12%	$222,003	21.46%
Commercial	452,677	38.44	443,923	38.09	396,858	37.50	393,064	38.00
Construction and land development	159,766	13.57	151,529	13.00	146,566	13.85	130,977	12.66
Second mortgages	6,488	0.55	6,136	0.53	6,639	0.63	6,384	0.62
Multifamily	77,787	6.60	76,587	6.57	72,978	6.90	73,774	7.13
Agriculture	7,138	0.61	7,122	0.61	8,346	0.79	9,457	0.91
Total real estate loans	908,222	77.12	891,084	76.46	854,925	80.79	835,659	80.78
Commercial loans	257,362	21.85	262,955	22.57	191,183	18.06	185,999	17.98
Consumer installment loans	10,606	0.90	10,257	0.88	11,163	1.05	11,883	1.15
All other loans	1,519	0.13	1,014	0.09	1,052	0.10	981	0.09
Gross loans	1,177,709	100.00%	1,165,310	100.00%	1,058,323	100.00%	1,034,522	100.00%
Allowance for loan losses	(12,328)		(12,238)		(8,429)		(8,393)
Loans, net of unearned income	$1,165,381		$1,153,072		$1,049,894		$1,026,129

The Company’s securities portfolio, excluding restricted equity securities, increased $34.0 million since year end 2019 to $256.7 million at September 30, 2020. U.S. Treasury issues increased by $12.5 million during the first nine months of 2020 as excess liquidity was invested short-term in very liquid and low risk instruments. Corporate securities with balances, at fair value, of $25.9 million at September 30, 2020, increased by $19.8 million during the nine month period. State, county and municipal securities, the largest investment category at $139.6 million at September 30, 2020, increased by $15.2 million during the first nine months of 2020. Asset backed securities, consisting of student loan pools 97% guaranteed by the U.S. Government, increased by $17.4 million during the first nine months of 2020 and totaled $29.0 million at September 30, 2020. Offsetting these increases was a decrease of $18.8 million in mortgage backed securities and a decline of $12.2 million in balances held in U.S. Government agency bonds. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $75.5 million at September 30, 2020 compared with $28.7 million at year end 2019, an increase of $46.8 million. The majority of this category growth occurred in interest bearing bank balances, $45.1 million during the nine months ended September 30, 2020, as large amounts of liquidity have been funneled into the banking system through the facilitation of SBA PPP loans by the banking industry and stimulus checks issued by the U.S. Treasury under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at September 30, 2020, December 31, 2019 and September 30, 2019.

SECURITIES PORTFOLIO

(Unaudited)

(Dollars in thousands)

	30-Sep-20		31-Dec-19		30-Sep-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue	$12,500	$12,500	$-	$-	$7,991	$7,957
U.S. Government agencies	19,942	19,745	22,104	21,936	23,098	22,955
State, county, and municipal	109,976	116,534	95,467	98,592	90,806	94,670
Mortgage backed securities	28,086	29,951	48,045	48,740	46,798	47,794
Asset backed securities	28,748	28,986	11,637	11,604	10,703	10,708
Corporate	25,454	25,937	6,016	6,097	6,011	6,075
Total securities available for sale	$224,706	$233,653	$183,269	$186,969	$185,407	$190,159

8

	30-Sep-20		31-Dec-19		30-Sep-19
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$-	$-	$10,000	$9,988	$10,000	$9,964
State, county, and municipal	23,026	24,118	25,733	26,645	28,213	29,167
Total securities held to maturity	$23,026	24,118	$35,733	36,633	$38,213	39,131

Interest bearing deposits at September 30, 2020 were $1.088 billion, an increase of $102.8 million, or 10.4%, from December 31, 2019. Interest bearing checking accounts (formerly NOW accounts) of $201.1 million grew by $5.7 million, or 2.9%, during the third quarter of 2020 and grew $30.6 million, or 17.9%, since year end 2019 and $53.5 million, or 36.2%, since September 30, 2019. Money market deposit accounts were $158.6 million at September 30, 2020 and grew $10.5 million, or 7.1%, during the third quarter of 2020 and $37.7 million, or 31.2%, during the first nine months of 2020. Savings accounts totaled $118.0 million at September 30, 2020 and grew $9.4 million during the third quarter and $21.4 million for the first nine months of 2020. Strong growth in these non-maturity categories for both the quarter and year has allowed the Bank to react to lower interest rates through proactive repricing in certificates of deposit, the highest costing deposit category. As a result, there has been tepid growth in time deposits over $250,000, which grew by $1.4 million in the third quarter of 2020. Time deposits less than or equal to $250,000 declined $24.2 million in the third quarter of 2020. Time deposit balances combined were 56.1% of interest bearing deposits at September 30, 2020, a decline from 60.6% at December 31, 2019. The growth in interest bearing checking accounts, money market accounts and savings accounts, as well as in noninterest bearing deposits, was $192.9 million during the first nine months of 2020. A portion of this growth was associated with the $85.1 million in PPP loans originated and held at September 30, 2020 and stimulus checks issued under the CARES Act, as well as previously postponed business activity that resulted from the COVID-19 stay-at-home orders. Certificates of deposit in relation to total deposits declined from 51.3% at December 31, 2019 to 44.5% at September 30, 2020.

The following table compares the mix of interest bearing deposits at September 30, 2020, June 30, 2020, December 31, 2019 and September 30, 2019.

INTEREST BEARING DEPOSITS

(Unaudited)

(Dollars in thousands)

	30-Sep-20	30-Jun-20	31-Dec-19	30-Sep-20
Interest Bearing Checking (formerly NOW)	$201,121	195,441	$-	$-
NOW	-	-	170,532	147,639
MMDA	158,569	148,050	120,841	130,263
Savings	118,007	108,602	96,570	96,388
Time deposits less than or equal to $250,000	468,549	492,749	477,461	483,745
Time deposits over $250,000	141,417	140,027	119,460	136,206
Total interest bearing deposits	$1,087,663	$1,084,869	$984,864	$994,241

FHLB borrowings were $68.0 million at September 30, 2020, compared with $68.5 million at December 31, 2019. The stable level of FHLB borrowings during 2020 has been due to the FHLB swiftly responding to the March 16, 2020 rate cut of 1.50% to the discount rate by repricing advances downward to ensure low cost liquidity for the banking system. As a result, the Bank has found this level of borrowing to be a stable source of low cost funding. There were Federal funds purchased of $940,000 at September 30, 2020, down from $24.4 million at December 31, 2019.

Shareholders’ equity was $165.8 million at September 30, 2020, or 10.2% of total assets, compared with $155.5 million, or 10.9% of total assets, at December 31, 2019. Shareholders’ equity at September 30, 2019 was $152.6 million, or 10.7% of total assets. On January 22, 2020, the Company announced a share repurchase program of up to 1,000,000 shares of its common stock. During the first nine months of 2020, the Company repurchased 130,800 shares of common stock at a total cost of $885,665.

Asset Quality – excluding PCI loans

Nonperforming loans were $4.2 million at September 30, 2020, a decrease of $2.0 million from $6.2 million at December 31, 2019. Total non-performing assets totaled $8.6 million at September 30, 2020 compared with $10.8 million at December 31, 2019. This is a decrease of 19.8% during 2020. There were net recoveries of $90,000 in the third quarter of 2020 compared with net charge-offs of $481,000 in the second quarter of 2020. For the first nine months of 2020, net charge-offs totaled $301,000. For the third quarter of 2019, net charge-offs were $426,000.

9

The allowance for loan losses equaled 292.6% of nonaccrual loans at September 30, 2020 compared with 289.7% at June 30, 2020, 159.3% at December 31, 2019 and 146.1% at September 30, 2019. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 0.73% at September 30, 2020, 0.74% at June 30, 2020, 0.89% at March 31, 2020, 1.01% at December 31, 2019 and 1.01% at September 30, 2019.

The allowance for loan losses to total loans was 1.05% at both September 30, 2020 and June 30, 2020 compared with 1.10% at March 31, 2020, 0.80% at December 31, 2019 and 0.81% at September 30, 2019. The volume of PPP loans originated during the second and third quarters has impacted the ratio. The $85.1 million in PPP loans net of fees outstanding at September 30, 2020 are fully guaranteed by the SBA in accordance with the CARES Act; therefore, no allowance is required. The Company monitors and adjusts the allowance for loan losses based on loans requiring a reserve. The allowance for loan losses to total loans excluding the PPP loans would have reflected a level of coverage of 1.13%. at September 30, 2020.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES

(Unaudited)

(Dollars in thousands)

	2020			2019
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$12,238	$11,819	$8,429	$8,393	$8,819
Provision for loan losses	-	900	3,300	200	-
Net (charge-offs) recoveries	90	(481)	90	(164)	(426)
End of period	$12,328	$12,238	$11,819	$8,429	$8,393

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	2020			2019
	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19
Nonaccrual loans	$4,214	$4,225	$5,172	$5,292	$5,746
Loans past due 90 days and accruing interest	-	-	-	946	-
Total nonperforming loans	4,214	4,225	5,172	6,238	5,746
Other real estate owned	4,416	4,486	4,506	4,527	4,740
Total nonperforming assets	$8,630	$8,711	$9,678	$10,765	$10,486
Allowance for loan losses to loans	1.05%	1.05%	1.10%	0.80%	0.81%
Allowance for loan losses to nonaccrual loans	292.55	289.66	228.52	159.28	146.10
Nonperforming assets to loans and other real estate	0.73	0.74	0.89	1.01	1.01
Net charge-offs/(recoveries) for quarter to average loans, annualized	(0.03)%	0.17%	(0.03)%	0.06%	0.16%

10

A further breakout of nonaccrual loans, excluding PCI loans, at September 30, 2020, December 31, 2019 and September 30, 2019 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)

	30-Sep-20	31-Dec-19	30-Sep-19
Mortgage loans on real estate:
Residential 1-4 family	$1,338	$1,378	$1,349
Commercial	764	1,006	1,059
Construction and land development	572	376	406
Multifamily	-	2,463	-
Agriculture	51	-	2494
Total real estate loans	$2,725	$5,223	$5,308
Commercial loans	1,470	62	431
Consumer installment loans	19	7	7
Gross loans	$4,214	$5,292	$5,746

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.9% at September 30, 2020 compared with 13.9% at December 31, 2019. The tier 1 risk-based capital ratio was 12.9% at September 30, 2020 and 13.2% at December 31, 2019. The Bank’s tier 1 leverage ratio was 10.2% at September 30, 2020 and 11.0% at December 31, 2019.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.9% at September 30, 2020 and 13.2% at December 31, 2019.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, October 30, 2020, at 10:00 a.m. Eastern Time to discuss the financial results for the third quarter of 2020. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on October 30, 2020, until 9:00 a.m. Eastern Time on November 20, 2020. The replay will be available by dialing 877-344-7529 and entering access code 10149464 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 24 full-service offices, 18 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (such as the current COVID-19 pandemic), and of governmental and societal responses to them; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

11

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in thousands, except per share data)

	30-Sep-20	31-Dec-19	30-Sep-19
Assets
Cash and due from banks	$18,689	$16,976	$23,056
Interest bearing bank deposits	56,795	11,708	13,742

Total cash and cash equivalents	75,484	28,684	36,798

Securities available for sale, at fair value	233,653	186,969	190,159
Securities held to maturity, at cost	23,026	35,733	38,213
Equity securities, restricted, at cost	8,875	8,855	8,929
Total securities	265,554	231,557	237,301

Loans held for resale	1,151	501	-

Loans	1,177,709	1,058,323	1,034,522
Purchased credit impaired (PCI) loans	27,146	32,528	33,958
Allowance for loan losses	(12,328)	(8,429)	(8,393)
Allowance for loan losses – PCI loans	(156)	(156)	(156)
Net loans	1,192,371	1,082,266	1,059,931

Bank premises and equipment, net	28,197	29,472	29,713
Bank premises and equipment held for sale	1,589	1,589	1,589
Right-of-use leased assets	5,766	6,472	6,709
Other real estate owned	4,416	4,527	4,740
Bank owned life insurance	29,858	29,340	29,161
Other assets	17,851	16,432	16,739
Total assets	$1,622,237	$1,430,840	$1,422,681

Liabilities
Deposits:
Noninterest bearing	$281,679	$178,584	$183,000
Interest bearing	1,087,663	984,864	994,241
Total deposits	1,369,342	1,163,448	1,177,241

Federal funds purchased	940	24,437	71
Federal Home Loan Bank borrowings	68,000	68,500	73,667
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	6,027	6,737	6,967
Other liabilities	8,014	8,115	7,973
Total liabilities	1,456,447	1,275,361	1,270,043

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,321,000, 22,422,621, and 22,335,411 shares issued and outstanding, respectively)	223	224	223
Additional paid in capital	150,708	150,728	150,264
Retained earnings (deficit)	9,300	2,562	(586)
Accumulated other comprehensive income	5,559	1,965	2,737
Total shareholders' equity	165,790	155,479	152,638
Total liabilities and shareholders' equity	$1,622,237	$1,430,840	$1,422,681

13

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)

	YTD	Three months ended		YTD	Three months ended
	2020	30-Sep-20	30-Jun-20	2019	30-Sep-19	30-Jun-19
Interest and dividend income
Interest and fees on loans	$38,858	$12,760	$13,012	$38,246	$13,187	$12,640
Interest and fees on PCI loans	3,121	962	1,062	4,877	2,333	1,251
Interest on federal funds sold	-	-	-	14	9	5
Interest on deposits in other banks	231	121	41	300	87	117
Interest and dividends on securities
Taxable	4,000	1,362	1,287	4,483	1,489	1,472
Nontaxable	1,036	344	349	1,252	355	421
Total interest and dividend income	47,246	15,549	15,751	49,172	17,460	15,906
Interest expense
Interest on deposits	9,215	2,614	3,182	10,521	3,698	3,589
Interest on borrowed funds	720	222	209	1,107	343	317
Total interest expense	9,935	2,836	3,391	11,628	4,041	3,906

Net interest income	37,311	12,713	12,360	37,544	13,419	12,000
Provision for loan losses	4,200	-	900	125	-	125
Net interest income after provision for loan losses	33,111	12,713	11,460	37,419	13,419	11,875

Noninterest income
Service charges and fees	1,817	613	532	2,074	758	707
Gain on securities transactions, net	281	78	242	274	50	238
Gain on sale of loans	11	-	-	-	-	-
Income on bank owned life insurance	518	171	173	546	181	184
Mortgage loan income	822	228	373	338	176	100
Other	974	382	296	744	346	222
Total noninterest income	4,423	1,472	1,616	3,976	1,511	1,451

Noninterest expense
Salaries and employee benefits	14,806	5,041	4,613	15,943	5,289	5,273
Occupancy expenses	2,420	815	778	2,662	813	919
Equipment expenses	1,047	330	345	1,152	377	394
FDIC assessment	455	174	156	316	4	162
Data processing fees	1,821	656	573	1,741	594	579
Other real estate expenses, net	89	87	(4)	662	565	105
Other operating expenses	4,355	1,423	1,412	4,585	1,588	1,559
Total noninterest expense	24,993	8,526	7,873	27,061	9,230	8,991

Income before income taxes	12,541	5,659	5,203	14,334	5,700	4,335
Income tax expense	2,450	1,143	1,043	2,674	1,087	791
Net income	$10,091	$4,516	$4,160	$11,660	$4,613	$3,544

14

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)

	Three months ended
	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	30-Sep-19
Interest and dividend income
Interest and fees on loans	$12,760	$13,012	$13,086	$13,305	$13,187
Interest and fees on PCI loans	962	1,062	1,097	1,165	2,333
Interest on federal funds sold	-	-	-	-	9
Interest on deposits in other banks	121	41	69	91	87
Interest and dividends on securities
Taxable	1,362	1,287	1,351	1,387	1,489
Nontaxable	344	349	343	329	355
Total interest and dividend income	15,549	15,751	15,946	16,277	17,460
Interest expense
Interest on deposits	2,614	3,182	3,419	3,515	3,698
Interest on borrowed funds	222	209	289	349	343
Total interest expense	2,836	3,391	3,708	3,864	4,041

Net interest income	12,713	12,360	12,238	12,413	13,419
Provision for loan losses	-	900	3,300	200	-
Net interest income after provision for loan losses	12,713	11,460	8,938	12,213	13,419

Noninterest income
Service charges and fees	613	532	672	757	758
Gain (loss) on securities transactions, net	78	242	(39)	(39)	50
Gain on sale of loans	-	-	11	14	-
Income on bank owned life insurance	171	173	174	178	181
Mortgage loan income	228	373	221	148	176
Other	382	296	296	320	346
Total noninterest income	1,472	1,616	1,335	1,378	1,511

Noninterest expense
Salaries and employee benefits	5,041	4,613	5,152	5,480	5,289
Occupancy expenses	815	778	827	791	813
Equipment expenses	330	345	372	332	377
FDIC assessment	174	156	125	(20)	4
Data processing fees	656	573	592	588	594
Other real estate expenses, net	87	(4)	6	56	565
Other operating expenses	1,423	1,412	1,520	1,441	1,588
Total noninterest expense	8,526	7,873	8,594	8,668	9,230

Income before income taxes	5,659	5,203	1,679	4,923	5,700
Income tax expense	1,143	1,043	264	878	1,087
Net income	$4,516	$4,160	$1,415	$4,045	$4,613

15

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended September 30, 2020			Three months ended June 30, 2020
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,169,330	$12,760	4.33%	$1,145,956	$13,012	4.55%
PCI loans, including fees	28,480	962	13.21	29,978	1,062	14.01
Total loans	1,197,810	13,722	4.55	1,175,934	14,074	4.80
Interest bearing bank balances	70,590	121	0.68	52,551	41	0.31
Federal funds sold	127	-	0.07	210	-	0.07
Securities (taxable)	198,296	1,363	2.75	189,378	1,287	2.72
Securities (tax exempt) (1)	50,551	435	3.44	50,629	442	3.49
Total earning assets	1,517,374	15,641	4.09	1,468,702	15,844	4.33
Allowance for loan losses	(12,424)			(12,007)
Non-earning assets	108,772			109,847
Total assets	$1,613,722			$1,566,542

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$200,995	$112	0.22	$181,789	$98	0.22
Savings and money market	268,350	241	0.36	241,646	228	0.38
Time deposits	612,848	2,261	1.46	643,465	2,856	1.78
Total interest bearing deposits	1,082,193	2,614	0.96	1,066,900	3,182	1.20
Short-term borrowings	1,611	1	0.21	323	-	0.20
FHLB and other borrowings	72,285	221	1.19	71,685	209	1.15
Total interest bearing liabilities	1,156,089	2,836	0.97	1,138,908	3,391	1.19
Noninterest bearing deposits	281,026			254,216
Other liabilities	12,980			14,396
Total liabilities	1,450,095			1,407,520
Shareholders’ equity	163,627			159,022
Total liabilities and Shareholders’ equity	$1,613,722			$1,566,542
Net interest earnings		$12,805			$12,453
Interest spread			3.12%			3.14%
Net interest margin			3.35%			3.40%

Tax-equivalent adjustment:
Securities		$91			$93

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%

16

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended September 30, 2020			Three months ended September 30, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,169,330	$12,760	4.33%	$1,037,433	$13,187	5.04%
PCI loans, including fees	28,480	962	13.21	34,999	2,333	26.07
Total loans	1,197,810	13,722	4.55	1,072,432	15,520	5.74
Interest bearing bank balances	70,590	121	0.68	13,454	87	2.58
Federal funds sold	127	-	0.07	1,795	9	2.08
Securities (taxable)	198,296	1,363	2.75	195,401	1,489	3.05
Securities (tax exempt) (1)	50,551	435	3.44	49,616	450	3.63
Total earning assets	1,517,374	15,641	4.09	1,332,698	17,555	5.23
Allowance for loan losses	(12,424)			(8,872)
Non-earning assets	108,772			101,129
Total assets	$1,613,722			$1,424,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$200,995	$112	0.22	$155,208	$85	0.22
Savings and money market	268,350	241	0.36	224,401	330	0.58
Time deposits	612,848	2,261	1.46	632,625	3,283	2.06
Total interest bearing deposits	1,082,193	2,614	0.96	1,012,234	3,698	1.45
Short-term borrowings	1,611	1	0.21	4,409	28	2.53
FHLB and other borrowings	72,285	221	1.19	62,079	315	1.99
Total interest bearing liabilities	1,156,089	2,836	0.97	1,078,722	4,041	1.49
Noninterest bearing deposits	281,026			181,249
Other liabilities	12,980			14,246
Total liabilities	1,450,095			1,274,217
Shareholders’ equity	163,627			150,738
Total liabilities and shareholders’ equity	$1,613,722			$1,424,955
Net interest earnings		$12,805			$13,514
Interest spread			3.12%			3.74%
Net interest margin			3.35%			4.02%

Tax-equivalent adjustment:
Securities		$91			$95

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

17

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Nine months ended September 30, 2020			Nine months ended September 30, 2019
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$1,127,002	$38,858	4.59%	$1,016,041	$38,246	5.03%
PCI loans, including fees	29,917	3,121	13.71	36,321	4,877	17.70
Total loans	1,156,919	41,979	4.83	1,052,362	43,123	5.48
Interest bearing bank balances	46,620	231	0.66	15,752	300	2.55
Federal funds sold	159	-	0.36	890	14	2.17
Securities (taxable)	190,035	4,000	2.81	190,433	4,483	3.14
Securities (tax exempt) (1)	50,192	1,311	3.48	58,577	1,585	3.61
Total earning assets	1,443,925	47,521	4.38	1,318,014	49,505	5.02
Allowance for loan losses	(11,023)			(8,925)
Non-earning assets	108,056			100,221
Total assets	$1,540,958			$1,409,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$184,415	$304	0.22	$156,335	$258	0.22
Savings and money market	243,311	749	0.41	220,868	930	0.56
Time deposits	629,598	8,162	1.73	634,434	9,333	1.97
Total interest bearing deposits	1,057,324	9,215	1.16	1,011,637	10,521	1.39
Short-term borrowings	2,038	24	1.57	4,072	84	2.77
FHLB and other borrowings	70,263	696	1.30	64,686	1,023	2.09
Total interest bearing liabilities	1,129,625	9,935	1.17	1,080,395	11,628	1.44
Noninterest bearing deposits	237,198			170,919
Other liabilities	13,849			12,809
Total liabilities	1,380,672			1,264,123
Shareholders’ equity	160,286			145,187
Total liabilities and shareholders’ equity	$1,540,958			$1,409,310
Net interest earnings		$37,586			$37,877
Interest spread			3.21%			3.58%
Net interest margin			3.48%			3.84%

Tax-equivalent adjustment:
Securities		$275			$333

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21%.

18